UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
________________________________________________
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2
ORIGIN MATERIALS, INC.
(Name of Registrant as Specified In Its Charter)

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ORIGIN MATERIALS, INC.
930 Riverside Parkway, Suite 10
West Sacramento, California 95605
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 7:45 a.m. Eastern Time on Thursday, May 2, 2024
Dear Stockholders of Origin Materials, Inc.:

We cordially invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Origin Materials, Inc., a Delaware corporation, which will be held on Thursday, May 2, 2024 at 7:45 a.m. Eastern Time. To facilitate stockholder participation in the Annual Meeting, this year, the Annual Meeting will be held through a live webcast. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ORGN prior to the deadline of 7:45 a.m. Eastern Time on May 2, 2024. After completing the registration, you will receive a confirmation email, which will include information about when you should expect to receive a unique link to gain access to the Annual Meeting. You will not be able to attend the meeting in person. The meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
1.To elect the three nominees named in the accompanying Proxy Statement to serve as Class III directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
3.To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement;
4.To approve the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio in the range of one-for-five to one-for-thirty, such ratio to be determined in the discretion of our board of directors; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on March 11, 2024 as the record date for the Annual Meeting. Only stockholders of record on March 11, 2024 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.
On or about March 22, 2024, we expect to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice will contain instructions on how to access our Proxy Statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying Proxy Statement and our annual report can be accessed directly at the following Internet address: www.proxydocs.com/ORGN. All you have to do is enter the control number located on your Notice or proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote promptly via the Internet, telephone or mail.
We appreciate your continued support of Origin.

By order of the board of directors,

John Bissell	Rich Riley
Co-Chief Executive Officer	Co-Chief Executive Officer
West Sacramento, California	West Sacramento, California
March 22, 2024	March 22, 2024

-i-

ORIGIN MATERIALS, INC.
PROXY STATEMENT
FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 7:45 a.m. Eastern Time on Thursday, May 2, 2024
This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2024 annual meeting of stockholders of Origin Materials, Inc., a Delaware corporation (“Origin” or the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 2, 2024 at 7:45 a.m. Eastern Time. To facilitate stockholder participation in the Annual Meeting, this year, the Annual Meeting will be held through a live webcast. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ORGN prior to the deadline of 7:45 a.m. Eastern Time on May 2, 2024. After completing the registration, you will receive a confirmation email, which will include information about when you should expect to receive a unique link to gain access to the Annual Meeting. You will not be able to attend the meeting in person. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report is first being mailed or available to stockholders on or about March 22, 2024 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
What is Origin?
Origin is an innovative materials company with a mission to enable the world’s transition to sustainable materials. We have pioneered a technology that has the potential to replace petroleum-based materials with decarbonized materials in a wide range of end products, such as food and beverage packaging, clothing, textiles, plastics, car parts, carpeting, tires, adhesives, soil amendments, fuels, and more. We have also developed other products that can enhance sustainability, such as our 100% PET circular caps that can enable fully-recyclable PET beverage bottles and reduce waste through light-weighting, while providing enhanced performance such as greater oxygen and CO2 barrier properties that increase shelf-life. These products complement our biomass conversion technology.
We believe that our biomass conversion technology can help make the world’s transition to “net zero” possible and support the fulfillment of greenhouse gas reduction pledges made by countries as part of the United Nations Paris Agreement as well as corporations that are committed to reducing emissions in their supply chains.
Our proprietary biomass conversion technology can use sustainable feedstocks such as sustainably harvested wood residues, agricultural waste, wood waste and even corrugated cardboard to produce materials and products that are currently made from fossil feedstocks such as petroleum and natural gas. The ability to use sustainable feedstocks that are not used in food production is one of the things that differentiates our biomass conversion technology from other sustainable materials companies that are limited to feedstocks used in food production such as vegetable oils or high fructose corn syrup and other sugars.
We believe that products made using Origin’s biomass conversion technology at commercial scales will be able to compete directly with petroleum-derived products on both performance and price while being sustainable. Due to abundant and renewable wood supplies that have historically stable pricing, our cost of production when using these feedstocks is expected to be more stable than potential competing platforms that use other types of feedstocks. We believe that end products made at commercial scale using our biomass conversion technology and wood feedstocks will have a significant unit cost advantage over products made from other low carbon feedstocks.
Our chemicals can be converted into both “drop-in” materials and new materials with differentiated functional performance. The “drop-in” products are chemically fungible with those produced from petroleum-based raw materials, and therefore these “drop-in” products can be fed into existing supply chains without modification to the equipment or production processes of our customers.
Origin’s capability to produce carbon negative materials is protected by an intellectual property portfolio comprised of over 40 patents as well as trade secrets covering non-discoverable aspects of Origin’s critical manufacturing processes.
We have developed strong partnerships with large, brand-name corporations determined to transition to sustainable materials to help meet their emissions reduction goals. For example, in 2017, we founded the “NaturALL Bottle Alliance”

with Danone and Nestlé Waters, with PepsiCo joining in 2018, to accelerate the development of innovative packaging solutions made with 100% sustainable and renewable resources. Each member of the NaturALL Bottle Alliance has agreed to assist in establishing a supply chain for the production of the sustainable materials being developed by the NaturALL Bottle Alliance. Each member also agreed to provide technical equipment, resources, know-how and scientific skills necessary for the performance of the NaturALL Bottle Alliance’s research and development program, and to be responsible for its own expenses. The members’ agreements with us provided additional financial support for the research and development program and the commercialization of sustainable materials under development by the NaturALL Bottle Alliance. In addition to being customers, Danone, Nestlé and PepsiCo also invested in Origin. We have also significantly expanded our customer and partnership base over time to other industries, including relationships with Ford Motor Company, Mitsubishi Gas Chemical, PrimaLoft, Solvay, AECI, Stepan, Mitsui & Co., Packaging Matters, Minafin Group, LVMH Beauty, Mitsubishi Chemical Group, Kuraray, Revlon, ATC Plastics, Intertex, and others.
We also expect to accelerate the development of high-performance products through technology collaborations and joint development agreements with current and prospective customers. In these relationships, we expect to supply expertise and materials, including products we manufacture at our Origin 1 plant, and our customer partner provides funding and its own expertise. Together, we work to test and establish market demand, product formulations, and specifications that meet the customer’s needs in anticipation of that customer’s purchase of commercial volumes of the co-developed product.
For example, we have created an all-PET (polyethylene terephthalate) bottle cap, making “100% recycled PET” possible from cap to bottle to improve post-consumer recycling. Our PET caps are more sustainable than common alternatives because they may be produced with any type of PET, from recycled PET to Origin’s 100% bio-based, carbon-negative virgin PET. PET offers better oxygen and CO2 barrier than HDPE and PP, common materials used in the production of caps.
Our vision for the future is the replacement of fossil-based feedstocks and materials with non-food, plant-based feedstocks and materials, while capturing carbon in the process. Our decarbonizing biomass conversion technology potentially addresses an estimated $1.0 trillion dollar market opportunity, and we believe it can help revolutionize the production of a wide range of end products.

On June 25, 2021, Artius Acquisition Inc. (“Artius”) completed a merger with Micromidas, Inc. (now known as Origin Materials Operating, Inc., “Origin Operating”). Upon closing of the transactions (the “Business Combination”), Artius acquired 100% of the issued and outstanding common shares of Origin Operating in exchange for shares of common stock of Artius, and Origin Operating became a wholly owned subsidiary of Artius. Upon the closing of the Business Combination, we changed our name from Artius Acquisition Inc. to Origin Materials, Inc. (“Origin” or the “Company”). The executive officers of Artius resigned, and the executive officers of Origin Operating were appointed to be the executive officers of Origin Materials, Inc. In addition, certain members of the Artius board of directors and Origin Operating board of directors resigned in connection with the Business Combination.
What matters am I voting on?
You will be voting on the following proposals:
•the election of three Class III directors as named in this Proxy Statement to serve until our 2026 annual meeting of stockholders;
•the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
•the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
•the approval of the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio in the range of one-for-five to one-for-thirty, such ratio to be determined in the discretion of our board of directors; and
•any other business as may properly come before the Annual Meeting.
As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•“FOR” the election of John Bissell, John Hickox, Jim Stephanou as Class III directors;
•“FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
•“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement; and
•“FOR” approval of the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio in the range of one-for-five to one-for-thirty, such ratio to be determined in the discretion of our board of directors.
Who is entitled to vote?
Holders of our common stock as of the close of business on March 11, 2024, the record date for the Annual Meeting (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting.
Registered Stockholders. If on the Record Date, shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If on the Record Date, shares of our common stock are held on your behalf in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares and are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker or nominee’s procedures for obtaining a legal proxy. Your broker or nominee is obligated to provide you with instructions to vote before the Annual Meeting or to obtain a legal proxy if you wish to vote in person at the Annual Meeting. If your broker or nominee is participating in an online program that allows you to vote over the Internet or by telephone, your Notice or other voting instruction form will include that information. If what you receive from your broker or other nominee does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your broker or nominee. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, trustee or other nominee as “street name stockholders.”
A list of stockholders of record entitled to vote shall be available to any stockholder for any purpose relevant to the Annual Meeting for 10 days prior to the Annual Meeting upon request to the Office of the Corporate Secretary. Please send the request to Origin Materials, Inc., Attention: Secretary, 930 Riverside Parkway, Suite 10, West Sacramento, California 95605.
What constitutes a quorum for the Annual Meeting?
A quorum is required for stockholders to conduct business at the Annual Meeting. The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. As of the close of business on the Record Date, there were 146,438,058 shares of our common stock outstanding. Shares present, in person or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a stockholder’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum.
How many votes do I have?
In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.

How many votes are needed to approve each proposal?
•Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. Any shares not voted “FOR” a particular nominee (as a result of an abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHELD” on each of the nominees.
•Proposal No. 2: The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. “Majority” means the number of shares voted “FOR” must exceed the number of votes “AGAINST.” Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.
•Proposal No. 3: The determination, on a non-binding, advisory basis, of our stockholders’ preference regarding the compensation of our named executive officers requires a majority vote of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. You may indicate whether you approve, on a non-binding advisory basis, of the compensation of our named executive officers, or you may “abstain” from voting on the proposal. “Majority” means the number of shares voted “FOR” must exceed the number of votes “AGAINST.” Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.
•Proposal No. 4: The approval of the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio in the range of one-for-five to one-for-thirty, such ratio to be determined in the discretion of our board of directors, requires the affirmative vote of the holders of a majority of the total votes cast on the proposal. “Majority” means the number of shares voted “FOR” must exceed the number of votes “AGAINST.” Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect.
How do I vote?
If you are a stockholder of record, there are three ways to vote:
•By Internet: You may submit a proxy over the Internet by following the instructions at proxypush.com/ORGN, 24 hours a day, seven days a week, until 7:45 a.m. Eastern Time on May 2, 2024 (have your Notice or proxy card in hand when you visit the website);
•By Toll-free Telephone: You may submit a proxy by calling 1-866-230-6295 24 hours a day, seven days a week, until 7:45 a.m. Eastern Time on May 2, 2024 (have your Notice or proxy card in hand when you call); or
•By Mail: You may complete, sign and mail your proxy card (if you received printed proxy materials) which must be received by us by 7:45 a.m. Eastern Time on May 2, 2024.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank trustee or other nominee in order to instruct your broker or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, by telephone or by Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee or other nominee.
Can I change my vote after submitting my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before date of the Annual Meeting in any one of the following ways:
•You may enter a new vote by Internet or by telephone until 7:45 a.m. Eastern Time on May 2, 2024;
•You may submit another properly completed, proxy card by mail with a later date, which must be received by us by 7:45 a.m. Eastern Time on May 2, 2024; or

•You may send written notice that you are revoking your proxy to our Secretary at Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605, which must be received by us by 7:45 a.m. Eastern Time on May 2, 2024.
If you are a street name stockholder, your broker or nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Our board of directors has designated John Bissell, Rich Riley, Matt Plavan, and Joshua Lee as proxy holders. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described under “How does the board of directors recommend I vote on these proposals?” above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned to a later date, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions before the new date, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about March 22, 2024 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting and who will bear the cost of this solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other nominee vote my shares if I fail to provide timely directions?
Brokerage firms and other nominees, for example banks or agents, holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on Proposal No. 2, a “routine” matter, but brokers and nominees cannot use their discretion to vote “uninstructed” shares with respect to matters that are considered “non-routine” under the rules of the New York Stock Exchange (“NYSE”). “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not contested), executive compensation (including any advisory stockholder vote on executive compensation) and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may not vote your shares on Proposals No. 1 or No. 3 without your instructions, but may vote your shares on Proposal No. 2. We have been advised that Proposal No. 4 will be a discretionary proposal considered “routine” under the rules of the NYSE, and thus your broker or nominee may vote on such proposal.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K (“Form 8-K”) that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

What is the deadline for stockholders to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2025 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than November 22, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Origin Materials, Inc.
Attention: Secretary
930 Riverside Parkway, Suite 10,
West Sacramento, California 95605
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our Proxy Statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2025 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than the close of business on January 2, 2025 and
•not later than the close of business on February 1, 2025.
In the event that we hold our 2025 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our Proxy Statement must be received no earlier than the close of business on the 120th day before our 2025 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to our 2025 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2025 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws and send timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a Proxy Statement. In addition to satisfying the foregoing requirements under our amended and restated bylaws, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Availability of Bylaws
Our bylaws are part of our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. Seven of our directors are independent within the meaning of the listing standards of The Nasdaq Stock Market (“Nasdaq”). Our board of directors is divided into three staggered classes of directors. At the annual meeting of stockholders, a class of directors will be elected for a two-year term to succeed the same class whose term is then expiring.
The following table sets forth the names, ages as of March 8, 2024, and certain other information for our executive officers, each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting), and for each of the continuing members of our board of directors:

Name	Age	Position
Executive Officers
John Bissell	38	Co-Chief Executive Officer and Director
Rich Riley	50	Co-Chief Executive Officer and Director
Matt Plavan	60	Chief Financial Officer
Joshua Lee	47	General Counsel, Secretary

Name	Class	Age	Position	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
John Bissell	III	38	Co-Chief Executive Officer and Director	2024	2026
John Hickox(1)(2)	III	67	Director(4)	2024	2026
Jim Stephanou	III	58	Director	2024	2026

Continuing Directors
Pia Heidenmark Cook(1)(2)	I	52	Director	2025	—
Kathleen B. Fish(2)(3)	II	66	Director	2026	—
William J. Harvey(1)(2)	I	73	Director	2025	—
Rich Riley	II	50	Co-Chief Executive Officer and Director	2026	—
Craig A. Rogerson (1)(3)	I	67	Director	2025	—
R. Tony Tripeny	II	65	Director	2026	—
________________________
(1)Member of the Audit Committee
(2)Member of the Nominating and Corporate Governance Committee
(3)Member of the Compensation Committee
(4)Mr. Hickox became a member of the board of directors on March 1, 2024.

Executive Officers
John Bissell co-founded Origin Materials in November 2008 and served as its Chief Executive Officer—now co-Chief Executive Officer—and a member of its board of directors since inception. Mr. Bissell was trained as a chemical engineer at UC Davis, and has extensive experience in R&D, engineering, and business development in the chemical industry. He's been recognized by the US EPA, Forbes, and the University of California for his professional and technical contributions. Finally, he’s raised over half a billion USD in capital, and took Origin Materials public in 2021. We believe that Mr. Bissell’s extensive experience in the materials industry, his experience as an executive, and his leadership of Origin qualify him to serve as our director.

Rich Riley has served as Co-Chief Executive Officer and a member of the board of directors of Origin Materials since October 2020. Mr. Riley has been an advisor to and investor in Origin since 2010. From April 2013 to January 2019, Mr. Riley was the Chief Executive Officer of Shazam Entertainment Ltd, a leading mobile music application that was acquired by Apple Inc. in 2018. Mr. Riley has served as an industry advisor to KKR & Co. L.P., a leading global investment firm from 2013 to 2022, since 2013. Mr. Riley was an executive at Yahoo! Inc. from Jan 1999 to Sept. 2012 with roles including EVP, Americas and SVP & MD, EMEA Region. He joined Yahoo! when it acquired Log-Me-On.com, where he was the Co-Founder and Managing Member. Mr. Riley began his career as an investment banking analyst at Donaldson, Lufkin & Jenrette. Mr. Riley was a finalist for Ernst & Young's Entrepreneur of the Year Award, Featured in Forbes 40 under 40 Ones to Watch and included three times in Billboard Magazine's Power 100 list. Mr. Riley is a Trustee at St. Luke’s school, a former member of the advisory Board for the Entrepreneurship Department at the Wharton School and a member of the Executive Board of Boy Scouts of America, Connecticut Yankee Council. Mr. Riley received a B.S. in economics with concentrations in finance and entrepreneurial management from the Wharton School of the University of Pennsylvania. We believe that Mr. Riley’s broad experience as an executive and advisor across industries qualifies him to serve as our director.
Matt Plavan has served as our Chief Financial Officer since November 2023. Mr. Plavan brings 30 years of successful leadership and board governance experience in public and privately held companies within the ag-tech, medical device, cell therapy, and healthcare industries, and is recognized for an ability to identify and capitalize on new market opportunities and follow-through execution of enterprise-wide growth initiatives. Most recently, from May 2022 to October 2023, Mr. Plavan served as Chief Executive Officer of IngredientWerks, Inc., having led the company’s founding spin-out from Agrivida, Inc. and initial seed financing to launch a leading molecular farming company specializing in the development of plant-based animal protein ingredients for the alternative protein and food ingredient markets. Prior to launching IngredientWerks, Mr. Plavan joined Arcadia Biosciences, Inc. (“Arcadia”) as Chief Financial Officer in September 2016 and served as President and Chief Executive Officer from September 2018 to December 2021, successfully leading Arcadia through the transition from an agricultural biotechnology trailblazer to a dynamic revenue generating consumer food products company targeting on-trend wellness and wheat-based ingredient categories with disruptive nutrition density. Prior to joining Arcadia, Mr. Plavan spent a decade with Cesca Therapeutics, Inc. (formerly known as ThermoGenesis Corp), his latest role serving as Chief Executive Officer and board member, successfully leading a transformational pivot from a medical device manufacturer to a high-value stem cell therapy company. As a Chief Financial Officer, Mr. Plavan also led the finances of two high-tech private equity backed companies, StrionAir Inc. and Reason, Inc., positioning each for successful exits. Previously, Mr. Plavan spent a half dozen years with McKesson Corporation, the oldest and largest healthcare company in the U.S., his latest role serving as Vice President of Finance for the health care information services division, iMcKesson. Mr. Plavan began his career with a six-year tenure at Ernst & Young, LLC. Mr. Plavan is a certified public accountant and earned a bachelor’s degree in business economics from the University of California, Santa Barbara.
Joshua Lee has served as our General Counsel and Secretary since June 2021. Mr. Lee joined Origin Operating as its Corporate Counsel in February 2018 and served as its General Counsel from December 2020 to June 2021. Mr. Lee has also served as Secretary of Origin Operating since February 12, 2020 and as Origin’s Secretary since June 2021. Prior to joining Origin Operating, Mr. Lee was an attorney at Miller Barondess, LLP from 2016 to 2018, and at Irell & Manella LLP from 2009 to 2016. Mr. Lee received a B.A. in Economics and German from the University of Southern California, an M.A. in Economics from the University of Southern California, and a J.D. from Yale Law School.
Nominees for Director
For a biography of Mr. Bissell, please see the section above titled “—Executive Officers.”
John Hickox joined the Company’s board of directors and was appointed Chair of the Audit Committee in March 2024 following a distinguished career spanning 40 years in auditing, accounting, FP&A, corporate governance, and executive leadership. Most recently, he assisted Kaizen Analytics, LLC in a contract COO capacity from June 2021 to

April 2022. Mr. Hickox was a senior advisory partner at KPMG from May 2004 until he retired in September 2017, where he serviced a range of public clients (mid range to Fortune 10), including chemical and packaging industry clients, in the areas of Sarbanes-Oxley / regulatory compliance, internal audit / risk management, as well as spearheading the KPMG Americas Sustainability Practice, focusing on impactful corporate stewardship, strategy, reporting and profit maximization. From December 1997 to October 2002, Mr. Hickox served as an advisory partner at Ernst & Young where he served clients with their Internal Audit functions with a strong focus on operational improvement, as well as the lead partner on key accounts. Mr. Hickox received a B.B.A. in Accounting from Texas A&M University. We believe that Mr. Hickox’s experience in auditing, accounting, FP&A, corporate governance, and executive leadership, including advising companies in the chemical packaging industries, qualifies him to serve as our director.
Jim Stephanou has served on Origin’s board of directors since June 2023. Mr. Stephanou is Chief Executive Officer for IPS (Integrated Project Services) and brings over thirty years of experience in manufacturing operations and engineering, including his current role as CEO of IPS, an engineering and construction services provider to the life sciences sector. Previously, he served as Vice President and Global Head of Engineering at Merck & Co., Inc. (“Merck”), a position he held from 2015 to 2023. Prior to joining Merck, he held various leadership positions at Bayer Technology Services Americas for over a decade, including roles as Vice President of Asset Management, Vice President and Plant Manager for Manufacturing and Technology, and Regional Director of Engineering and Maintenance. Mr. Stephanou joined Lyondell Basell Industries N.V. in 1988 and held a variety of supervisory positions with the company before being named Manager of Maintenance and Reliability in 2000. Mr. Stephanou holds a mechanical engineering degree from Drexel University. We believe that Mr. Stephanou’s experience in manufacturing operations and engineering qualifies him to serve as our director.
Continuing Directors
For a biography of Mr. Riley, please see the section above titled “—Executive Officers.”
Pia Heidenmark Cook has served on Origin’s board of directors since June 2021. Ms. Cook has also served as Chief Sustainability Officer at Ingka Group (“IKEA”), a holding company. Prior to this position, she served as head of Sustainability in IKEA Retail & Expansion for the IKEA Group from 2011 to 2017 and as head of Communications for the IKEA Foundation from 2008 to 2011. Prior to joining IKEA in 2008, Ms. Cook served as Vice President of Corporate Social Responsibility at the Rezidor Hotel Group from 2001 to 2008. Ms. Cook currently serves on the boards of Bupa, a health insurance company, MAX Burgers AB, a fast food company, and Decathlon SA, a sporting goods retailer. Ms. Cook also serves as senior advisor to Teneo, Eurazeo’s Planetary Boundaries climate impact fund, and the DO Group. Ms. Cook has previously served as co-chair of The Retailers’ Environmental Action Programme and as chairman of the tourism branch of the Prince of Wales Business Leaders Forum. Ms. Cook has received a Technical Licentiate degree and a M.Sc. in Environmental Management from the University of Lund, Sweden, and a M.Sc. in International Business Administration and Economics from Uppsala University, Sweden. We believe that Ms. Cook’s extensive experience in sustainability and corporate social responsibility qualifies her to serve as our director.
William J. Harvey served as a member of Origin Operating’s board of directors from June 2017 to June 2021 and as a member of Origin’s board and the Chair of the Nominating and Governance Committee since June 2021. Mr. Harvey served from July 2009 to December 2016 as the President of DuPont Packaging & Industrial Polymers (P&IP), a global business unit of E. I. du Pont de Nemours & Company, Inc., a chemical company. Mr. Harvey became a member of the board of directors of Bridgestone Americas, Inc., the North American subsidiary of a Japanese multinational auto and truck parts manufacturer, in June 2017. Since March 2011, Mr. Harvey has served on the board of directors of Kennametal, Inc., a supplier of tooling and industrial materials. In March 2020, Mr. Harvey joined the Management Board of Huber Engineered Woods LLC, a manufacturer and supplier of wood products and a wholly-owned subsidiary of J.M. Huber Corporation. Since March 2021, he has been a member of the board of Clean Chemistry, Inc, a company owned by Black Bay Energy Capital. As a part of that assignment, Mr. Harvey sits on Black Bay’s Advisory Board which reviews strategic investment opportunities. Mr. Harvey received an MBA from the Darden School at the University of Virginia and a B.S. in Economics from Virginia Commonwealth University. We believe that Mr. Harvey’s broad experience as an executive and board member in the packaging and materials industries qualify him to serve as our director.
Kathleen B. Fish has served on Origin’s board of directors since June 2021 and as Chair of the Compensation Committee since February 2023. Ms. Fish served as Chief Research, Development and Innovation Officer of Procter & Gamble, a consumer goods company, from February 2014 until December 2020. Prior to this, Ms. Fish served as vice president of the Global Fabric Care R&D organization at Procter & Gamble from January 2009 to January 2014, and as vice president of the Global Baby Care R&D organization at Procter & Gamble from November 2003 to November 2008. Ms. Fish joined Procter & Gamble in 1979 as part of its Product Development (R&D) organization. Ms. Fish is currently a member of the board of directors of USA Swimming and has served on the board of directors of Balchem, an industrial gas company, since June 2021. Ms. Fish received a B.S. in Chemical Engineering from Michigan State University. We believe that Ms. Fish’s leadership experience in the consumer goods industry qualifies her to be on our board of directors.
Craig A. Rogerson served as a member of Origin’s board of directors beginning on May 1, 2023 and will continue until the 2025 annual meeting of shareholders. Mr. Rogerson has four decades of executive experience leading private and publicly held specialty chemical companies. He served as Chairman, President and Chief Executive Officer of Hexion Inc., a leading global producer of adhesives and performance materials, from July 2017 until his retirement in January 2023. Hexion filed for Chapter 11 bankruptcy in April 2019 and reemerged from bankruptcy in July 2019. Previously, he served from December 2008 to April 2017 as Chairman, President and Chief Executive Office at Chemtura Corporation, a global developer, manufacturer and marketer of engineered industrial specialty chemicals. Mr. Rogerson also served as President, Chief Executive Officer and Director of Hercules Incorporated, a global manufacturer of specialty chemicals, from December 2003 until November 2008. He has served as independent board chair of PPL Corporation, an electric utility company, since March 2021 and has served on the board of PPL Corporation since September 2005. He also currently serves on the boards of the Pancreatic Cancer Action Network and McLaren Northern Michigan Hospital. He also previously served on the boards of Ashland Global Holdings Inc., a chemicals manufacturer, from February 2019 to February 2021, the Society of Chemical Industry and the American Chemistry Council. Mr. Rogerson holds a chemical engineering degree from Michigan State University, and continues to serve on the Michigan State University College of Engineering Alumni board and on the advisory board of the Michigan State University Chemical Engineering & Materials Science Department. We believe that Mr. Rogerson is qualified to serve on our board of directors given his extensive leadership experience with manufacturing companies.
R. Tony Tripeny served as a member of Origin’s board of directors and Chair of the Audit Committee beginning May 1, 2023. He was appointed Chair of Board on March 1, 2024. Mr. Tripeny brings over three decades of significant operational, strategy, and M&A experience, extensive knowledge of the manufacturing, technology, and materials science industries, and a background in international corporate finance. Since 2022, he has served as a director at Mesa Laboratories, Inc., a global leader in the design and manufacturing of life science tools and critical quality control solutions. During his career with Corning, Incorporated, a global leading innovator in materials science, Mr. Tripeny held various, progressive leadership roles in the areas of corporate accounting and finance, including Executive Vice President, Chief Financial Officer from September 2015 to February 2022 and Senior Vice President, Corporate Controller and Principal Accounting Officer from April 2009 to August 2015. He also served on the board of Hardinge Inc., a multi-national machine tool builder, from February 2012 to May 2018 and as a Financial Analyst for GKN Automotive Inc., an automotive technology company, from 1981 to 1985. Mr. Tripeny holds an economics degree from the University of Pennsylvania’s Wharton School of Business and is a member of the Financial Executives Institute and the Institute of Management Accounting. We believe that Mr. Tripeny’s leadership experience and knowledge of corporate finance qualify him to serve on our board of directors.
Board Leadership Structure
We believe that all members of our board of directors should have a voice in the affairs and the management of Origin. The board of directors believes that our stockholders are best served at this time by having a chairperson, who is an integral part of our board of directors structure and a critical aspect of effective corporate governance. Mr. Tripeny was appointed as chairperson of our board of directors, succeeding Karen Richardson, on March 1, 2024. Mr. Tripeny brings considerable skills and experience, as described above, to the role. While our Co-Chief Executive Officers have primary responsibility for preparing the agendas for meetings of our board of directors, our chairperson has significant responsibilities, which are set forth in our bylaws, and include, in part:
•Establishing the agenda for regular meetings of our board of directors;
•Coordinating with the committee chairs regarding meeting agendas and information requirements, and presiding over portions of meetings of our board of directors at which the evaluation or compensation of the Co-Chief Executive Officers is presented or discussed;
•Coordinating the activities of the other directors, and performing such other duties as our board of directors may establish or delegate from time to time; and
•Acting as principal liaison between the members of our board of directors and the Co-Chief Executive Officers.
The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our chairperson and other directors, provide balance on our board of directors and promote strong, independent oversight of our management and affairs.

Role of the Board of Directors in Risk Oversight
One of the key functions of the board of directors is informed oversight of our risk management process. The board of directors does not anticipate having a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss any major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee monitors compliance with legal and regulatory requirements. The Compensation Committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Director Independence
Our common stock is listed on Nasdaq. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, as affirmatively determined by the board of directors. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, and Nominating and Corporate Governance Committees be independent. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nasdaq listing standards. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the Nasdaq.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that each of Messrs. Dorer, Drucker, Harvey, Hickox, Rogerson, and Tripeny and Mses. Cook, Fish, and Richardson qualifies as “independent” as defined under the applicable Nasdaq rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Messrs. Bissell and Riley are not deemed independent due to their positions as our Co-Chief Executive Officers.
Family Relationships
There are no family relationships between the board of directors and any of our executive officers.
Board Meetings and Committees
During our year ended December 31, 2023, our board of directors held six meetings (including regularly scheduled and special meetings). The Audit Committee met four times during the year ended December 31, 2023. The Compensation Committee met six times during the year ended December 31, 2023. The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2023. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Committees of the Board of Directors
The board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of the board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors. The board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee
The Audit Committee consists of John Hickox, Pia Heidenmark Cook, William J. Harvey, and Craig A. Rogerson. Our board of directors has determined that each member of the Audit Committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the Audit Committee is John Hickox. Our board of directors has determined that Mr. Hickox is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each Audit Committee member’s scope of experience and the nature of their employment.
The primary purpose of the Audit Committee is to discharge the responsibilities of the board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the Audit Committee include:
•helping the board of directors oversee corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related person transactions;
•overseeing climate-related risks and opportunities and monitoring Origin’s compliance with Environmental Social Governance (“ESG”) and related legal and regulatory requirements impacting our accounting and financial reporting, including climate-related disclosures in our financial statements;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter of our Audit Committee is available on our website at www.originmaterials.com under “Investors – Governance – Governance Documents.”
Compensation Committee
Our Compensation Committee consists of Kathleen B. Fish, Craig A. Rogerson, and Jim Stephanou. The Compensation Committee was previously chaired by Mr. Drucker until February 2023, at which point Ms. Fish succeeded Mr. Drucker as the chair of the Compensation Committee. Our board of directors has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the board of directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee will include:
•reviewing and approving the compensation of the Co-Chief Executive Officer, other executive officers and senior management;
•reviewing and recommending to the board of directors the compensation of directors;
•administering the equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter of our Compensation Committee is available on our website at www.originmaterials.com under “Investors – Governance – Governance Documents.”
Compensation Committee Processes and Procedures
The Compensation Committee meets periodically throughout the year to, among other responsibilities, manage and evaluate our executive compensation program, and generally determines, which may be subject to final board of directors approval, the principal components of compensation (base salary, performance bonus awards, and equity awards) for our executive officers on an annual basis. Typically, the Compensation Committee will meet at least twice annually and with greater frequency if necessary. The Compensation Committee meets from time to time in executive session. In addition, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Compensation Committee does not delegate authority to approve executive officer compensation.
The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers and has not historically provided for annual refresh grants to executive officers each year but instead grants equity awards when it determines appropriate, which typically includes when an executive officer is hired or promoted and at other times the Compensation Committee determines appropriate for retention or other purposes. The Compensation Committee typically grants equity awards on regularly scheduled dates that occur once a quarter. The Compensation Committee will continue to evaluate its equity grant policies as we continue to evolve and grow as a public company.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. Our Compensation Committee also works with and receives information and analyses from management, including within our legal, finance, and human resources departments, and our Co-Chief Executive Officers, and considers such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Co-Chief Executive Officers evaluate and provide to the Compensation Committee executive officer performance assessments and management’s recommendations and proposals regarding executive officer compensation programs and decisions affecting base salaries, equity compensation, and other compensation-related matters outside of the presence of any other named executive officers. However, our Compensation Committee retains the final authority to make all compensation decisions. While our Co-Chief Executive Officers discuss their recommendations with the Compensation Committee, neither may participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding their respective compensation.
In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the year ended December 31, 2023, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”) as its compensation consultant. The Compensation Committee requested that Meridian:
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•assist in refining our compensation strategy to execute that long-term strategy.
As part of its engagement, Meridian developed and presented a comparative group of companies, performed analyses of competitive performance and compensation levels for that group, and presented recommendations to the Compensation

Committee for its consideration. Following an active dialogue with Meridian, the Compensation Committee approved the recommendations.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of William Harvey, Pia Heidenmark Cook, Kathleen B. Fish, and John Hickox. The chair of the Nominating and Corporate Governance Committee is William Harvey. Our board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards.
Specific responsibilities of the Nominating and Corporate Governance Committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the board of directors;
•considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the board of directors;
•overseeing and advising the board of directors on our goals, strategies, and commitments related to sustainability and ESG matters other than those impacting our accounting and financial reporting, including climate risks and opportunities, human rights and human capital management, community and social impact, and diversity and inclusion;
•developing and making recommendations to the board of directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and
•overseeing periodic evaluations of the performance of the board of directors, including its individual directors and committees.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq listing standards. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at www.originmaterials.com under “Investors – Governance – Governance Documents.”
Diversity of the Board of Directors
We believe our board should consist of individuals reflecting the diversity represented by our employees, customers, and communities in which we operate. The below Board Diversity Matrix provides the self-identified personal characteristics of our nine board members and nominees. Each of the categories listed in the matrix table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix
	As of March 8, 2024				As of June 8, 2023
Total Number of Directors	9				9
	Female	Male	Non-Binary	Did not Disclose	Female	Male	Non-Binary	Did not Disclose
Part I: Gender Identity
Directors	2	7	—	—	3	6	—	—
Part II: Demographic Background
African American or Black	—	1	—	—	—	1	—	—
Alaskan Native or Native American	—	—	—	—	—	—	—	—
Asian	—	—	—	—	—	—	—	—
Hispanic or Latino	—	—	—	—	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—	—	—	—	—
White	2	6	—	—	3	5	—	—
Two or more races or ethnicities	—	—	—	—	—	—	—	—
LGBTQ+	—	—	—	—	—	—	—	—
Did no disclose demographic background	—	—	—	—	—	—	—	—
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Co-Chief Executive Officers based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Our board of directors believes that it should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above.

This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Any nomination must comply with the requirements set forth in our bylaws and should be sent in writing to our Secretary at Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605. To be timely for our 2025 annual meeting of stockholders, our Secretary must receive the nomination no earlier than January 2, 2025 and no later than February 1, 2025. In addition, stockholders who intend to solicit proxies in support of director nominees other than Origin’s nominees must also comply with the additional requirements of Rule 14a-19(b).
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with individual members of our board of directors may do so by writing to our board of directors or to the particular members of our board of directors, and mailing the correspondence to our Secretary at Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605. Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairperson of our board of directors.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Co-Chief Executive Officers, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at www.originmaterials.com under “Investors – Governance – Governance Documents.” We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Anti-Hedging and Pledging Policies
Our board of directors has adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company's securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. Under our Insider Trading Policy, directors and executive officers, as well as other employees, are prohibited from engaging in the following activities with respect to the Company’s common stock:
•Hedging their interest in Company shares by selling short or trading or purchasing “put” or “call” options on our common stock or engaging in similar transactions; and
•Pledging any shares of our common stock without prior clearance from our Corporate Compliance Officer as outlined in our Insider Trading Policy.
As of the date of this Proxy Statement, no shares of Company common stock were pledged by any director or executive officer.
Director Compensation
We have a non-employee director compensation policy pursuant to which our unaffiliated, non-employee directors are eligible to receive equity awards and annual cash compensation for service on our board of directors and committees of our board of directors. Pursuant to our non-employee director compensation policy, each non-employee director is entitled to a $50,000 annual cash retainer. The members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are also entitled to an annual cash retainer of $10,000, $5,000, and $5,000, respectively, other than the chair of each such committee, who is instead entitled to an annual cash retainer of $20,000, $15,000, and $15,000, respectively. Each non-employee director may elect to forego receiving payment of all (but not less than all) of the foregoing cash compensation and instead receive fully vested restricted stock units with an equivalent grant date fair value.
In addition to the cash compensation, each non-employee director who is first elected or appointed to the board of directors will also receive a one-time initial grant of restricted stock units with a grant date fair value of $150,000, to vest in three equal installments on the first, second and third anniversary of the grant date. Any non-employee director who is first elected or appointed to the board of directors on a date other than an annual stockholder meeting of the Company will be granted an additional number of restricted stock units with a grant date fair value of $130,000 (or, in the case of the chair of the board of directors, $205,000), prorated to reflect the non-employee director’s partial service between the last annual stockholder meeting preceding the non-employee director’s election or appointment to the board of directors and the next annual stockholder meeting, and to vest in full on the earlier of the first anniversary of the grant date and the date of the Company’s next annual stockholder meeting. Each non-employee director continuing to serve as a non-employee director following a stockholder meeting occurring after June 25, 2021 will also receive an annual grant of restricted stock units with a grant date fair value of $130,000 (or, in the case of the chair of the board of directors, $205,000). Each annual award will vest on the earlier of the first anniversary of the grant date and the Company’s next annual stockholder meeting.
Each non-employee director may elect to defer the delivery of shares in settlement of any award of restricted stock units described above until the earlier of (i) the 60th day following the director’s separation from continuous service on our board of directors and (ii) a change in control of the Company. Non-employee directors who reside outside the United States may, solely for non-U.S. tax planning purposes, elect to forego receiving the full (and not less than the full) annual grant and instead receive cash in an amount equal to the applicable grant date fair value of the annual grant. The cash will be delivered on the earlier of the first anniversary of the grant date and the date of the Company’s next annual stockholder meeting following the award and the director making such a cash election must use the cash to purchase common stock of the Company as soon as reasonably practicable consistent with the Company’s insider trading policy.
Each restricted stock unit and cash award described above is subject to the applicable director continuing to serve on our board of directors through the vesting date. In addition, each such award will become fully vested and, as applicable, due and payable immediately prior to the closing of a change in control of the Company, subject to the applicable director remaining in continuous service on the board of directors until the vesting date. Each member of the board of directors subject to the non-employee director compensation policy is required to acquire and hold shares of our common stock with a fair market value of at least $250,000 (determined by the average closing price of a share of common stock for the later of (x) the 30 consecutive trading days preceding December 31, 2022 or (y) the 30 consecutive trading days preceding December 31st of the calendar year of such director’s election or appointment to the board of directors) by the fifth anniversary of such director’s election to the board of directors.
Director Compensation
The following table sets forth a summary of the compensation received by our non-employee directors during our year ended December 31, 2023:

Director	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Bill Harvey (2)	$75,000	$129,997	$204,997
Kathleen B. Fish (3)	68,764	129,997	$198,761
Pia Heidenmark-Cook (4)	65,000	—	65,000
Karen Richardson (5)	50,000	204,999	254,999
Charles Drucker (6)	26,739	—	26,739
Benno Dorer (7)	26,415	—	26,415
R. Tony Tripeny (8)	50,068	308,486	358,554
Craig Rogerson (9)	43,392	308,486	351,878
Jim Stephanou (10)	35,892	293,526	329,418
Boon Sim (11)	—	—	—
John Hickox (12)	—	—	—
__________________
(1)The amounts reported in the Stock Awards column represent the grant date fair value of the annual restricted stock unit award that was granted under our 2021 Equity Incentive Plan (“2021 Plan”) to each of our eligible non-employee directors during 2023 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation Stock Compensation (“ASC 718”). Note that the amounts reported in the column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named directors from the stock award.
(2)As of December 31, 2023, Mr. Harvey held 158,734 stock options and 35,885 RSUs.
(3)As of December 31, 2023, Ms. Fish held 35,885 RSUs.
(4)Ms. Cook elected to receive a cash award in the amount of $129,997 in lieu of her annual RSU grant that vests and is payable on the earlier of one-year following the grant date and the 2024 annual meeting date, subject to her continued service. Ms. Cook is to use the cash she receives to purchase shares of the Company’s common stock. As of December 31, 2023, Ms. Cook held 6,803 RSUs.
(5)As of December 31, 2023, Ms. Richardson held 52,664 RSUs. Ms. Richardson stepped down from the Company’s board of directors effective March 1, 2024, and her then-outstanding and unvested RSUs were forfeited on that date without consideration.
(6)Mr. Drucker stepped down from the Company’s board of directors effective February 1, 2024.
(7)Mr. Dorer stepped down from the Company’s board of directors effective May 8, 2023, and his then-outstanding and unvested RSUs were forfeited on that date without consideration.
(8)Mr. Tripeny elected to receive his quarterly retainer fees in RSUs in lieu of cash starting in the third quarter of 2023; $37,499 of the amount included in “Fees Earned or Paid in Cash” was paid in 37,070 fully-vested RSUs for which Mr. Tripeny elected to defer the issuance of the common shares. As of December 31, 2023, Ms. Tripeny held 67,347 RSUs.
(9)Mr. Rogerson elected to receive his quarterly retainer fees in RSUs in lieu of cash starting in the third quarter of 2023; $32,499 of the amount included in “Fees Earned or Paid in Cash” was paid in 32,128 fully-vested RSUs for which Mr. Rogerson elected to defer the issuance of the common shares. As of December 31, 2023, Mr. Rogerson held 67,347 RSUs.
(10)Mr. Stephanou elected to receive his quarterly retainer fees in RSUs in lieu of cash starting in the third quarter of 2023; $32,499 of the amount included in “Fees Earned or Paid in Cash” was paid in 32,128 fully-vested RSUs during 2023 for which Mr. Stephanou elected to defer the issuance of the common shares. As of December 31, 2023, Ms. Stephanou held 59,882 RSUs.
(11)Mr. Sim stepped down from the Company’s board of directors effective March 13, 2023.
(12)Mr. Hickox became a member of the board of directors on March 1, 2024. Therefore, he received no compensation during 2023.
Our directors who are also our employees receive no additional compensation for their service as directors. During our fiscal year ended December 31, 2023, John Bissell and Rich Riley were our employees. See the section titled “Executive Compensation” for additional information about the compensation paid to Messrs. Bissell and Riley.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class III directors will be elected for a two-year term to succeed the three Class III directors whose term is then expiring. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting, including virtually if applicable. All of the directors attended the 2023 Annual Meeting of Stockholders except Mr. Hickox who was appointed to our board of directors on March 1, 2024.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Nominees
Our Nominating and Corporate Governance Committee has unanimously nominated, and our board of directors has approved, John Bissell, John Hickox, and Jim Stephanou as nominees for election as Class III directors at the Annual Meeting to hold office until the Company’s 2026 Annual Meeting of Stockholders and until a successor is elected and qualified or, if sooner, until the director’s death, resignation or removal. Mr. Bissell is our Co-Founder and Co-Chief Executive Officer. He was the Chief Executive Officer and a member of the board of directors of Origin Operating from its founding in November 2008 until the closing of the Business Combination in June 2021, and has continued to serve in both of these capacities since the closing of the Business Combination. Mr. Hickox was appointed to our board of directors on March 1, 2024. Mr. Stephanou joined our board of directors on June 12, 2023. If elected, Messrs. Bissell, Hickox, and Stephanou will serve as Class III directors until our 2026 annual meeting of stockholders. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Bissell, Hickox, and Stephanou. If any nominee becomes unavailable for election as a result of an unexpected occurrence, our board of directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, unless our board of directors chooses to reduce the number of directors serving on our board of directors. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
Vote Required
For the election of directors, the three nominees receiving the most “FOR” votes from the holders of shares present in person or virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), independent registered public accountants, to audit our consolidated financial statements for our year ending December 31, 2024. During our year ended December 31, 2023, Deloitte & Touche LLP (“Deloitte”) served as our independent registered public accounting firm following the dismissal of Grant Thornton LLP in March 2023.
Notwithstanding the appointment of Deloitte and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of the Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our Audit Committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Deloitte will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of Deloitte, our board of directors may reconsider the appointment.
Change in Independent Registered Public Accounting Firm
Dismissal of Grant Thornton LLP and Engagement of Deloitte & Touche LLP
The Audit Committee conducted an evaluation process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee, with the assistance of our management, evaluated several independent registered public accounting firms as part of this process, reviewing the qualifications, the independence and, if a firm was deemed to be qualified and independent to warrant further evaluation, the range of fees associated with their services.
On March 6, 2023, the Audit Committee approved the dismissal of Grant Thornton as our independent registered public accounting firm. Grant Thornton’s report on our consolidated financial statements as of and for the year ended December 31, 2022, which was included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2023 and 2022, and report on our internal control over financial reporting for the year ended December 31, 2022, which was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2023 and 2022, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between us and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in Grant Thornton’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in our internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in our Annual Report on Form 10-K for the year ended December 31, 2022.
During the audit of our consolidated financial statements for the fiscal years ended December 31, 2019 and December 31, 2020, during the course of preparing for our business combination, and during the second quarter 2021 and third quarter 2021 interim reviews, we identified a material weakness in our internal controls over financial reporting. As discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, we concluded that the identified material weakness has been remediated.
We previously provided Grant Thornton with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Grant Thornton addressed to the SEC stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 9, 2023.
On March 6, 2023, the Audit Committee approved the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023 based on an extensive review process considering, among other things, Deloitte’s ability to understand our business as its grows in scale and complexity.
Preceding the engagement of Deloitte, neither we nor anyone acting on our behalf consulted with Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.
Principal Accounting Fees and Services
The following tables set forth the aggregate fees for professional audit services and other services rendered by Deloitte and Grant Thornton for the years ended December 31, 2023 and 2022.
Deloitte

	2023	2022
Audit Fees(1)	$1,007,000	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	64,000	500,000
Total Fees	$1,071,000	$500,000
Grant Thornton

	2023	2022
Audit Fees(1)	$175,000	$811,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$175,000	$811,000
______________
(1) “Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2) “All Other Fees” consists of fees billed for consulting services rendered in connection with tax incentives related to manufacturing site selection activities in 2022 and 2023.
In our year ended December 31, 2023, there were no other professional services provided by Deloitte and Grant Thornton that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte and Grant Thornton.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has adopted an Audit Committee Pre-Approval Policy for Services of the Independent Registered Accounting Firm, or the Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Under the Policy, all audit, audit-related and tax services to be provided by the independent registered public accounting firm are subject to pre-approval by the Audit Committee. In addition, the Policy authorizes the chairperson of the Audit Committee to pre-approve services not prohibited by the Policy to be performed by our independent registered public accounting firm and associated fees up to $120,000, provided that the chairperson is required to report any decision to pre-approve such audit- related or non-audit services and fees to the full Audit Committee at its next regular meeting. All audit-related and non-audit related services performed by our independent registered public accounting firm in 2023 were pre-approved.

Vote Required
The ratification of the appointment of Deloitte as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee currently consists of John Hickox, Pia Heidenmark Cook, William Harvey, Craig Rogerson, and Jim Stephanou, all of whom are non-management directors. R. Tony Tripeny was also a member of the Audit Committee for the relevant review and discussions of the Audit Committee prior to assuming the role of Chairman of the board on March 1, 2024. Mr. Hickox, who is currently Chair of the Audit Committee, was appointed to the board after the relevant review and discussions of the Audit Committee described above. Accordingly, and consistent with SEC guidance, the name of Mr. Hickox does not appear with the Audit Committee in this report.
The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the Nasdaq listing standards and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the board of directors, which is available on the company’s website at www.originmaterials.com under “Investors – Corporate Governance”. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the board of directors:

R. Tony Tripeny
Pia Heidenmark Cook
William Harvey
Craig Rogerson
Jim Stephanou
This report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference herein.

PROPOSAL NO. 3
ADVISORY NON-BINDING VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. As described in detail under the heading “Executive Compensation,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the long-term interests of our stockholders. Please read the compensation tables and narrative disclosure that follow under the section titled “Executive Compensation” for information about our executive compensation program.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Our board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.
At the 2022 annual meeting of stockholders, our stockholders indicated, by a non-binding advisory vote, that they agreed with our Board’s recommendation that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as “say-on-pay,” every year. Our Board has adopted a policy that is consistent with that preference and, accordingly, we are holding a say-on-pay vote at this annual meeting. A “say-on-frequency” vote is required at least every six years and, as such, our next say-on-frequency vote will be no later than 2028.
We are asking our stockholders to vote “FOR” the following resolution:
“RESOLVED, that Origin’s stockholders hereby approve, on an advisory non-binding basis, the compensation paid to Origin’s named executive officers, as disclosed in the company’s Proxy Statement for the 2024 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including in the compensation tables and the narrative discussions that accompany the compensation tables under the section titled ‘Executive Compensation.’”
Vote Required
The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.
As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our board, and our Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our stockholders, and will consider the outcome of this vote when making future executive compensation decisions.
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of 3/8/2024. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
John Bissell	38	Co-Chief Executive Officer and Director
Rich Riley	50	Co-Chief Executive Officer and Director
Matt Plavan	60	Chief Financial Officer
Joshua Lee	47	General Counsel
See the section titled “Directors, Executive Officers and Corporate Governance” for the biographies of each of our executive officers.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation of Origin’s named executive officers for the years ended December 31, 2023 and December 31, 2022, as applicable:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	All Other Compensation(2)	Total
John Bissell	2023	$300,000	$—	$498,679	$11,888	$810,567
Co-Chief Executive Officer	2022	300,000	—	1,647,000	10,115	1,957,115
Rich Riley	2023	400,000	—	498,679	16,978	915,657
Co-Chief Executive Officer	2022	400,000	—	1,647,000	12,799	2,059,799
Matt Plavan (3)	2023	61,026	—	1,367,186	2,529	1,430,741
Chief Financial Officer	2022	—	—	—	—	—
Joshua Lee	2023	211,827	—	249,339	11,062	472,228
General Counsel, Secretary	2022	211,827	—	741,150	1,314	954,291
__________________
(1)Amounts reported represent the aggregate grant date fair value of RSUs and PSUs granted to such named executive officers during the fiscal years ended December 31, 2023 and 2022 under the 2021 Plan, as applicable, computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the time-based RSUs reported in this column are set forth in Note 2 – Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value for performance-based RSUs (“PSUs”) is reported based upon the probable outcome of the performance conditions. The value of the PSU awards granted in fiscal year 2023, assuming achievement of the maximum performance, would have been as follows: Mr. Bissell: $139,980; Mr. Riley: $139,980; Mr. Lee: $69,990; and Mr. Plavan: $74,999.
(2)Consists of amounts for a phone and internet stipend and for health insurance, long-term disability insurance, and life insurance premiums paid on behalf of Messrs. Bissell, Riley, Plavan, Whaley, and Lee.
(3)Mr. Plavan was appointed as the Chief Financial Officer of the Company on October 1, 2023, therefore no compensation was earned during 2022.

Outstanding Equity Awards as of December 31, 2023
The following table presents information regarding outstanding equity awards held by Origin’s named executive officers as of December 31, 2023:

			Option Awards					Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
John Bissell	8/27/2015	3/25/2012	137,571	—		0.37	8/26/2025
	10/28/2020	2/16/2021	798,086	1,106,740	(1)	0.14	10/27/2030
	11/10/2021							17,007	(4)	14,218	193,750	161,975	(5)
	12/12/2022							200,000	(4)	167,200	—	—
	12/26/2023							450,000	(4)	376,200	150,000	125,400	(6)

Rich Riley	10/28/2020	10/28/2020	1,446,232	727,538	(2)	0.14	10/27/2030
	11/10/2021							—	(4)	—	193,750	161,975	(5)
	12/12/2022							200,000	(4)	167,200	—	—
	12/26/2023							450,000	(4)	376,200	150,000	125,400	(6)

Matt Plavan	10/30/2023							1,101,983	(4)	921,258	—	—
	12/26/2023							241,105	(4)	201,564	80,368	67,188	(6)

Joshua Lee	4/9/2019	2/5/2018	16,931	—		1.21	4/8/2029		(3)
	11/10/2021							22,676	(4)	18,957	48,438	40,494	(5)
	12/12/2022							90,000	(4)	75,240	—	—
	12/26/2023							225,000	(4)	188,100	75,000	62,700	(6)
__________________
(1)529,119 shares underlying this option vest in equal monthly amounts over a period of four years on the same day of the month as the vesting commencement date and there were 154,327 shares remaining unvested as of December 31, 2023. The total of 529,119 shares subject to this option will have vested as of the fourth anniversary of the vesting commencement date, subject to Mr. Bissell’s continued service at each vesting date. 211,647 shares underlying this option vest when the VWAP (as defined in the definitive agreement for the Business Combination) of a share of common stock of Origin equals or exceeds $15.00 for 10 consecutive trading days during the three year period following the closing of the Business Combination, subject to Mr. Bissell’s continued service at the date such milestone is achieved. 317,471 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $25.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination, subject to Mr. Bissell’s continued service at the date such milestone is achieved. 423,295 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $50.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination, subject to Mr. Bissell’s continued service at the date such milestone is achieved.
(2)1/36th of the shares underlying this option vest each month on the same day of the month as the closing date of the Business Combination (and if there is no corresponding day, on the last day of the month), such that all of the shares subject to this option will have vested as of the third anniversary of the closing date of the Business Combination, subject to Mr. Riley’s continued service at each vesting date. If Mr. Riley’s employment is terminated by Origin for any reason other than cause (as defined in the 2020 Plan), then 12.5% of the total number of shares subject to this option shall immediately vest as of the date of such termination. If there is a change in control (as defined in the 2020 Plan) and if, during the period of time commencing forty-five (45) days prior to the consummation of such change in control and ending on the first anniversary of the consummation of such change in control, (i) Mr. Riley’s services in all capacities as a service provider of Origin are involuntarily terminated without cause, or (ii) Mr. Riley resigns his service in all capacities as a service provider of Origin for good reason (as defined in the 2020 Plan), and in either case other than as a result of death or disability, and provided such termination constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), then, effective as of such separation, 100% of the then-unvested shares subject to this option as of such separation will become vested shares subject to this option. In addition, 110,000 shares underlying this option vested upon the completion of the Business Combination. 211,647 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $15.00 for 10 consecutive trading days during the three year period following the closing of the Business Combination, subject to Mr. Riley’s continued service at the date such milestone is achieved. 317,471 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $25.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination, subject to Mr. Riley’s continued service at the date such milestone is achieved.
(3)The shares underlying this option vested upon the completion of the Business Combination.
(4)Reflects the grant of restricted stock units that vest ratably annually over three years from the grant date, subject to continuous service through each applicable vesting date.
(5)Reflects the grant of PSUs with vesting to be evaluated by our Compensation Committee at various points between 2022 and 2027 based on certain construction and production milestones as well as certain revenue and EBITDA metrics associated with our Origin 1 and Origin 2 plants, respectively. If these milestones and metrics are achieved during the applicable performance period, as determined by our Compensation Committee, the eligible awards will become vested. Eligible awards are subject to a multiplier if multiple milestones and metrics are achieved during the applicable performance periods. This multiplier is capped at 3 and is subject to downward reduction by straight line interpolation for partial achievement of revenue and EBITDA metrics.
(6)Reflects the grant of PSUs with vesting to be evaluated by our Compensation Committee as soon as practicable after the last day of fiscal 2024, but in any event no later than March 31, 2025 (the actual date of such determination is the “Certification Date”), based on certain cash balances as of December 31, 2024. The percentage of the maximum number of awards to be achieved ranges from 0% to 100%. One-third of the aggregate number of awards achieved shall vest on the later of January 1, 2025 and the Certification Date, and one-third shall vest on each of the one-and two-year anniversaries of January 1, 2025, subject to continuous service through each applicable vesting date.
Executive Compensation
Our Compensation Committee oversees the Company’s compensation and benefit plans, policies and programs, and administration of Company equity plans, and reviews and determines the compensation of the Company’s executive officers, directors, and senior management, as appropriate.
Other Features of Our Compensation Program
Employment Offer Letters
Each of our named executive officers is an at-will employee. Each named executive officer other than John Bissell, who is a co-founder of the company, is currently party to an offer letter setting forth his terms of employment as of the date of the offer letter, including title, initial salary, grant of initial equity award(s), eligibility to participate in our health and welfare benefit plans, and, for Mr. Riley only, his appointment to our board of directors. These individuals’ base salaries and any equity awards are reviewed annually by the Compensation Committee. Please see the section titled “Outstanding Equity Awards as of December 31, 2023” for additional information regarding the equity awards held by our named executive officers.
John Bissell
John Bissell is the Company’s Co-Chief Executive Officer. Mr. Bissell’s current annual base salary is equal to $300,000.
Rich Riley
Rich Riley is the Company’s Co-Chief Executive Officer and is party to an offer letter dated October 28, 2020. Mr. Riley’s current annual base salary is equal to $400,000.
Matt Plavan
Matt Plavan is the Company’s Chief Financial Officer and is party to an offer letter dated September 25, 2023. Mr. Plavan’s current annual base salary is equal to $350,000.

Joshua Lee
Joshua Lee is the Company’s General Counsel and Secretary and is party to an offer letter dated January 9, 2018. Mr. Lee’s current annual base salary is equal to $290,000.
Clawback
In October 2023, our Compensation Committee adopted an incentive compensation recoupment policy that complies with Nasdaq’s listing standards. The policy provides that, in the event we are required to prepare an accounting restatement, we will be required to recover incentive-based compensation received by any current or former executive officer based wholly or in part upon the attainment of a financial reporting measure that was erroneously awarded during the period of time specified in the recoupment policy. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.
Potential Payments upon Severance and Change in Control
As of December 31, 2023, Rich Riley held 2,173,770 options to purchase common shares issued under Origin Operating’s 2020 Equity Incentive Plan (the “2020 Plan”), granted on October 28, 2020. If Mr. Riley is terminated for any reason other than cause (as defined in the 2020 Plan), then 12.5% of the total number of shares subject to this option shall immediately vest as of the date of such termination.
Matthew Plavan received a one-time initial “Welcome” grant of 1,101,983 shares of RSUs under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), and pursuant to the Company’s then-current restricted stock agreement, and an “Annual” grant of 241,105 shares of RSUs. If Mr. Plavan is terminated for any reason except “Cause” (as defined by the 2021 Plan), he will become vested in shares equal to six months of his base salary and benefits coverage costs. If there is a “change-in-control” (as defined by the 2021 Plan), and Mr. Plavan is terminated for any reason except “Cause,” then the unvested portion of his Welcome grant will be deemed to have vested immediately prior to his termination date.
In addition, in the event of a corporate transaction (as defined in the 2021 Plan), any equity awards granted to our named executive officers under our 2021 Plan, unless otherwise provided in the named executive officer’s award agreement or other written agreement with us, that are outstanding and not assumed, continued or substituted for by any surviving or acquiring entity will be accelerated in full (or, for performance-based awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) effective as of a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), subject to the executive officers’ continuous service with the Company through the effective time of the corporate transaction.
Health and Welfare Benefits
Our named executive officers are eligible to participate in all of our benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, and 401(k) plan, in each case generally on the same basis as other employees. We do not offer a pension plan or other qualified or non-qualified defined benefit or deferred compensation plans. Our Compensation Committee may elect to adopt such plans in the future if it determines that doing so is in our best interests.
Perquisites
We typically do not offer perquisites or personal benefits to our named executive officers other than telephone and internet stipends generally available to other employees; we may from time to time provide reasonable relocation or signing bonuses to our named executive officers as the Compensation Committee determines appropriate to assist such individuals to commence employment with us.
Tax and Accounting Considerations
As a general matter, the Compensation Committee reviews and consider, among other factors, the various tax and accounting implications of compensation programs we utilize.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2023. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	23,024,114	(1)(2)	$0.17	(3)	35,644,147
Equity compensation plans not approved by stockholders	—	(4)	—		—
Total	23,024,114		$0.17		35,644,147
______________________
(1)Includes the following plans: Origin Materials, Inc. 2021 Equity Incentive Plan, Origin Materials, Inc. 2021 Employee Stock Purchase Plan, Micromidas, Inc. 2020 Equity Incentive Plan and Micromidas, Inc. 2010 Stock Incentive Plan. For further detail on our equity compensation plans, please see Note 15 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2)This number includes 10,927,261 shares subject to RSUs.
(3)The weighted average exercise price relates solely to outstanding stock option shares since shares subject to the RSUs have no exercise price.
(4)We do not have any non-stockholder approved equity compensation plans.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.
Pay Versus Performance
The Securities and Exchange Commission (“SEC”) adopted a final rule that requires publicly traded companies to provide disclosure of the relationship between Compensation Actually Paid (“CAP”) by the company to its named executive officers and the company’s performance over a specified time period. Accordingly, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
The following table presents the pay versus performance information for the named executive officers which have been calculated in a manner consistent with item 402(v) of Regulation S-K:

	Summary Compensation Total for PEOs (a)		Compensation Actually Paid to PEOs (b)				Value of Initial Fixed $100 Investment Based On:
Year	John Bissell ($)	Rich Riley ($)	John Bissell ($)	Rich Riley ($)	Average Summary Compensation Total for Non-PEO NEOs ($)(a)	Average Compensation Actually Paid to Non-PEO NEOs ($)(b)	Total Shareholder Return ($) (c)	Net Income ($) (d)
2023	810,567	915,657	(2,173,779)	(2,428,667)	951,484	494,410	8.37	23,798,000
2022	1,957,115	2,059,799	(1,330,584)	(941,438)	1,048,856	754,461	46.15	78,569,000
2021	2,423,220	2,125,881	3,560,830	7,480,090	2,076,560	1,335,130	64.56	42,090,000
__________________

(a) The amounts reflect the summary compensation table (“SCT”) totals for the PEOs and the average of the summary compensation totals for the Non-PEO NEOs. The PEOs and Non-PEO NEOs included in the columns reflect the following:

Year	PEOs	Non-PEO NEOs
2023	John Bissell, Rich Riley	Matt Plavan, Joshua Lee
2022	John Bissell, Rich Riley	Nate Whaley, Stephen Galowitz, Joshua Lee
2021	John Bissell, Rich Riley	Stephen Galowitz, Joshua Lee

(b) These columns represent the CAP by adjusting the named executive officer’s total compensation for certain amounts relating to equity awards, as follows:
Fair value or change in fair value, as applicable, of equity awards included in the CAP columns was determined by (i) RSU awards, closing price on applicable year-end dates or, in the case of vesting dates, the actual vesting price, (ii) PSU awards, the same valuation methodology as RSU awards above except year-end and vesting date values are multiplied by the probability of achievement as of each such date, (iii) stock options, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) or, in the case of vesting date, the actual vesting price and probability of achievement.
For the portion of CAP that is based on year-end stock prices, the following prices were used: for 2023 $0.84, 2022 $4.61 and 2021 $6.45.

	2023
2023 “Compensation Actually Paid” to each PEO	John Bissell	Rich Riley
Total reported in 2023 SCT	$810,567	$915,657
Less: value of stock and option award reported in SCT	(498,679)	(498,679)
Plus: Year-end value of awards granted in 2023 that are unvested and outstanding as of the end of 2023*	446,738	237,738
Plus: Change in fair value (from prior year-end) of prior year awards that are outstanding and unvested as of the end of 2023*	(2,291,160)	(2,113,596)
Plus: Fair value as of the vesting date of awards that were granted and vested in 2023*	—	—
Plus: Change in fair value (from prior year-end) as of the vesting date of prior year awards that vested in 2023*	(641,244)	(969,787)
Less: Prior year fair value of prior year awards that failed to meet applicable vesting conditions in 2023*	—	—
Total adjustments	(2,984,345)	(3,344,324)
Compensation Actually Paid for fiscal year 2023	$(2,173,778)	$(2,428,667)

* The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The average “Compensation Actually Paid” to the Non-PEO NEOs	2023
Average total reported in SCT	$951,484
Less: Average value of stock and option award reported in SCT	(808,263)
Plus: Average year-end value of awards granted in the covered year that are unvested and outstanding as of the end of the covered year*	691,992
Plus: Average change in fair value (from prior year-end) of prior year awards that are outstanding and unvested as of the end of the covered year*	(212,620)
Plus: Average fair value as of the vesting date of awards that were granted and vested in the covered year*	—
Plus: Average change in fair value (from prior year-end) as of the vesting date of prior year awards that vested in the covered year*	(128,183)
Less: Average prior year fair value of prior year awards that failed to meet applicable vesting conditions in the covered year*	—
Total adjustments	(457,074)
Average Compensation Actually Paid	$494,410
* The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(c) Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. The beginning of the measurement period for each of the fiscal years in the table is December 31, 2020.
(d) Represents the amount of net income reflected in the Company’s audited financial statements for each applicable fiscal year.

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above.

Relationship between Compensation Actually Paid and Company Total Shareholder Return
Compensation Actually Paid ($thousand)
9,000
6,000
3,000
—
(3,000)
100
90
80
70
60
50
40
30
20
10
0
12/31/20
12/31/21
12/31/22
12/31/23
John Bissell CAP
Rich Riley CAP
Non-PEO NEOs CAP
Origin TSR

Relationship between Compensation Actually Paid and Net Income
9,000
6,000
3,000
—
(3,000)
Compensation Actually Paid ($thousand)
100
80
60
40
20
Net Income ($MM)
12/31/21
12/31/22
12/31/23
John Bissell CAP
Rich Riley CAP
Non-PEO NEOs CAP
Net income

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 4, 2024 for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•each of our named executive officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 145,919,607 shares of our common stock outstanding as of March 4, 2024. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 4, 2024 and issuable upon the vesting of RSUs held by the person within 60 days of March 4, 2024. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders:
Artius Acquisition Partners LLC (1)	15,826,667	10.1%
Lior Amram(2)	9,955,488	6.8%
BlackRock, Inc (3)	8,494,422	5.8%
Named Executive Officers and Directors:
John Bissell(4)	1,899,071	1.3%
Rich Riley(5)	3,001,427	2.0%
Matt Plavan	—	*
Joshua Lee(6)	156,074	*
Pia Heidenmark Cook (7)	64,035	*
Kathleen B. Fish(8)	186,236	*
William J. Harvey(9)	237,470	*
John Hickox (10)	111,337	*
Craig A. Rogerson (11)	—	*
R. Tony Tripeny (12)	73,000	*
Jim Stephanou (13)	—	*
All executive officers and directors as a group (11 persons) (14)	5,728,650	3.9%
______________________
*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)Includes (1) 4,500,000 shares of common stock held by Artius Acquisition Partners LLC (“Artius”) and (2) 11,326,667 shares of common stock issuable to Artius pursuant to warrants exercisable within 60 days of March 4, 2024. Boon Sim is a founding member of Artius and can exercise voting and investment power with respect to the common stock held by Artius, and may be deemed to beneficially own such shares. The principal business address for Artius is c/o Artius Acquisition Inc., 3 Columbus Circle, Suite 2215, New York, NY 10019.

(2)Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 7, 2024 by Lior I. Amram (“Mr. Amram”). Consists of (i) 33,843 shares of common stock held directly by Mr. Amram; (ii) 9,814,510 shares of common stock held by Evergreen InvestCo I, LLC (“Evergreen InvestCo I”); (iii) 59,373 shares of common stock held by JLA Construction LLC 401k Plan (“JLA Construction”); and (iv) 47,762 shares of common stock held by JLA Asset Management LLC (“JLA Asset Management”). Mr. Amram is the sole manager of each of Evergreen InvestCo I and JLA Construction, and the managing member of JLA Asset Management, and may be deemed to hold sole voting and dispositive power over the Common Stock shares held by these entities. With respect to the shares of Common Stock held by these entities, Mr. Amram disclaims beneficial ownership other than to the extent he may have a pecuniary interest therein, directly or indirectly. The principal business address for Mr. Amram is c/o Evergreen Financial, LLC. 551 Fifth Avenue, Suite 2100, New York, New York 10176.
(3)Based solely on information set forth in a Schedule 13G/A filed with the SEC on January 29, 2024 by BlackRock, Inc. (“BlackRock”). Represents 8,494,422 shares of common stock, of which BlackRock has 8,338,039 sole voting power and 8,494,422 sole dispositive power. The Schedule 13G/A filed by BlackRock provides information as of December 31, 2023 and, consequently, the beneficial ownership of BlackRock may have changed between December 31, 2023 and March 4, 2024. The principal business address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(4)Consists of 919,321 shares of common stock held directly by Mr. Bissell and 979,750 shares of common stock issuable to Mr. Bissell pursuant to options exercisable within 60 days of March 4, 2024. Does not include 37,500 shares issuable upon the settlement of PSUs which have vested within 60 days of March 4, 2024 but remain subject to a holding period.
(5)Consists of (i) 1,578,512 shares of common stock issuable to Mr. Riley pursuant to options exercisable within 60 days of March 4, 2024; (ii) 230,750 shares of common stock held directly by Mr. Riley; (iii) 449,083 shares of common stock held by Riley Investment Trust I; and (iv) 707,832 shares of common stock held by Richard J. Riley Separate Property Trust. Mr. Riley is sole trustee of each of Riley Investment Trust I and Riley Separate Property Trust and may be deemed to hold sole voting and dispositive power over the common stock shares held by Riley Investment Trust I and Riley Separate Property Trust. Does not include 37,500 shares issuable upon the settlement of PSUs which have vested within 60 days of March 4, 2024 but remain subject to a holding period.
(6)Consists of 139,143 shares of common stock held directly by Mr. Lee and 16,193 shares of common stock issuable to Mr. Lee pursuant to options exercisable within 60 days of March 4, 2024. Does not include 9,375 shares issuable upon the settlement of PSUs which have vested within 60 days of March 4, 2024 but remain subject to a holding period.
(7)Consists of 64,035 shares of common stock held directly by Ms. Cook. Does not include 18,361 shares of common stock that Ms. Cook has deferred for future issuance.
(8)Consists of 157,154 shares of common stock held directly by Ms. Fish and 29,082 shares of common stock issuable to Ms. Fish pursuant to RSUs that will vest within 60 days of March 4, 2024.
(9)Consists of 49,654 shares of common stock held directly by Mr. Harvey, 158,734 shares of common stock issuable to Mr. Harvey pursuant to options exercisable within 60 days of March 4, 2024 and 29,082 shares of common stock issuable to Mr. Harvey pursuant to RSUs that will vest within 60 days of March 4, 2024.
(10)Consists of 111,337 shares of common stock held directly by Mr. Hickox.
(11)Does not include 52,151 shares of common stock that Mr. Rogerson has deferred for future issuance or 29,082 shares of common stock issuable to Mr. Rogerson pursuant to RSUs that will vest within 60 days of March 4, 2024 that have been deferred for issuance.
(12)Consists of 73,000 shares of common stock held directly by Mr. Tripeny. Does not include 57,093 shares of common stock that Mr. Tripeny has deferred for future issuance or 29,082 shares of common stock issuable to Mr. Tripeny pursuant to RSUs that will vest within 60 days of March 4, 2024 that have been deferred for issuance.
(13)Does not include 45,173 shares of common stock that Mr. Stephanou has deferred for future issuance or 29,082 shares of common stock issuable to Mr. Stephanou pursuant to RSUs that will vest within 60 days of March 4, 2024 that have been deferred for issuance.
(14)Includes shares beneficially held by the named executive officers and directors.

Certain Relationships and Related Transactions, and Director Independence
Other than compensation arrangements for our directors and executive officers, which are described under the section titled “Executive Compensation” of this Proxy Statement, we did not enter into any transactions since January 1, 2022 to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at the end of our last two completed fiscal years; and
•any of our directors, executive officers or holders of more than 5% of any class of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Indemnification Agreements

Our Certificate of Incorporation contains provisions limiting the liability of executive officers and directors, and the Bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and the Bylaws also provide the board of directors with discretion to indemnify certain key employees when determined appropriate by our board.

We have entered into indemnification agreements with each of our directors and officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.
Policies and Procedures for Related Party Transactions
Our Audit Committee has the primary responsibility for reviewing and approving transactions with related persons. Our Audit Committee charter provides that our Audit Committee shall review and approve in advance any related person transactions. Our board of directors has adopted a formal written policy providing that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of the Audit Committee, or other independent members of our board of directors in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.
All of the transactions described in this section prior to the consummation of the Business Combination were entered into prior to the adoption of this policy.

PROPOSAL NO. 4
APPROVAL OF REVERSE SPLIT
Our board of directors has adopted and deemed advisable, and is recommending that our stockholders approve, a proposed amendment to our amended and restated certificate of incorporation to effect a reverse stock split (the “Reverse Split”) of all of the outstanding shares of our common stock at a ratio of between one-for-five and one-for-thirty, with such ratio to be determined at the sole discretion of our board of directors and with such Reverse Split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion. The form of the proposed amendment to our amended and restated certificate of incorporation to effect the Reverse Split is attached as Appendix A to this Proxy Statement. However, the text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our board of directors deems necessary or advisable to effect the proposed amendment of our amended and restated certificate of incorporation.

By approving this proposal, stockholders will (i) approve a series of amendments to our amended and restated certificate of incorporation pursuant to which any whole number of outstanding shares between and including five and thirty would be combined into one share of our common stock and (ii) authorize our board of directors to file only one such amendment, as determined by our board of directors in the manner described herein and to abandon each amendment not selected by the board of directors. Our board of directors believes that stockholder approval granting our board of directors this discretion, rather than approval of a specified stock split ratio, provides our board of directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. Our board of directors may effect only one Reverse Split as a result of this authorization. Our board of directors may also elect not to do any Reverse Split. Our board of directors’ decision as to whether and when to effect the Reverse Split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of The Nasdaq Capital Market. Although our stockholders may approve the Reverse Split, we will not effect the Reverse Split if our board of directors does not deem it to be in the best interests of the Company and its stockholders. The Reverse Split will take effect, if at all, after it is approved by a majority of the total votes cast on this proposal, is deemed by the board of directors to be in the best interests of the Company and its stockholders, and after filing the amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. The total number of authorized shares of common stock will remain at 1,000,000,000, notwithstanding the Reverse Split.
Background
Our common stock is currently listed on The Nasdaq Capital Market. In order for our common stock to continue to be listed on The Nasdaq Capital Market, we must satisfy various listing maintenance standards established by Nasdaq. If we are unable to meet the applicable listing requirements, our common stock will be subject to delisting.
Under Nasdaq’s continued listing requirements for The Nasdaq Capital Market, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of 10 consecutive business days during the 180 calendar days following notification by Nasdaq, our common stock would be subject to delisting by Nasdaq.
On January 4, 2024, we received a letter (the “Notice”) from the Listing Qualifications staff of Nasdaq notifying us that for 30 consecutive business days preceding the date of the Notice, the closing bid price of our common stock was below $1.00 per share, which is the minimum required closing bid price for continued listing on The Nasdaq Capital Market pursuant to Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq has provided us with 180 calendar days, or until July 2, 2024, to regain compliance with the Minimum Bid Price Requirement. Accordingly, our board of directors adopted resolutions, subject to approval by our stockholders, to amend our amended and restated certificate of incorporation to effect the Reverse Split of our common stock at a ratio in the range of one-for-five to one-for-thirty with such ratio to be determined in the discretion of our board of directors. These resolutions were approved as a means of regaining compliance with the Minimum Bid Price Requirement.
Purpose of the Proposed Reverse Split
The board of directors’ primary objective in proposing the Reverse Split is to raise the per share trading price of our common stock. The board of directors believes that the Reverse Split will result in a higher per share trading price, which is intended to enable us to maintain the listing of our common stock on The Nasdaq Capital Market and generate greater investor interest in the Company.
The board of directors believes that maintaining the listing of our common stock on The Nasdaq Capital Market is in the best interests of the Company and our stockholders. If our common stock were delisted from The Nasdaq Capital Market, the board of directors believes that such delisting could adversely affect the market liquidity of our common stock, decrease the market price of our common stock, adversely affect our ability to obtain financing for the continuation of our operations and result in the loss of confidence in our company.
If the Reverse Split is approved by our stockholders and implemented by the board of directors, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing. However, despite the approval of the Reverse Split by our stockholders and implementation by the board of directors, there can be no assurance that the Reverse Split will result in our meeting and maintaining the $1.00 minimum bid price requirement. The effect of the Reverse Split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the Reverse Split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split due to, among other reasons, our performance and other factors that may be unrelated to the number of shares outstanding. The common stock could also be delisted from The Nasdaq Capital Market due to our failure to comply with one or more other Nasdaq listing rules.
Effect on Outstanding Common Stock and Authorized Common Stock
The following table illustrates the effects of a one-for five, one-for-fifteen and one-for-thirty Reverse Split on our outstanding common stock as of March 4, 2024 (without giving effect to any adjustments for fractional shares):

	Prior to Reverse Split	1-for-5	1-for-15	1-for-30
Common Stock:
Outstanding	145,919,607	29,183,921	9,727,974	4,863,987
The Reverse Split will affect all of our stockholders uniformly and will not materially affect any stockholder’s percentage ownership interests in our Company or proportionate voting power.
The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.
Effect on Equity Awards and Warrants
If the Reverse Split is implemented, the number of shares of common stock subject to outstanding warrants issued by the Company, and the number of shares of common stock subject to outstanding options, restricted stock unit awards and other equity awards issued by the Company, and the number of shares reserved for future issuance and all other share limits, under the Company’s 2010 Stock Incentive Plan, 2020 Equity Incentive Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan, will be reduced by the same ratio as the reduction in the outstanding shares, in each case rounded down to the nearest whole share. Correspondingly, the exercise price for individual outstanding options and warrants, on a per share basis, will be proportionally increased (i.e., the aggregate exercise price for all outstanding options and warrants will be unaffected (except for the rounding described below), but following a Reverse Split such exercise price will apply to a reduced number of shares), in each case rounded up to the nearest cent. As of March 4, 2024, there were outstanding stock options and warrants to purchase an aggregate of 5,465,755 and 35,476,627 shares of common stock, respectively, at a weighted average exercise price of $0.17 and $11.50 per share, respectively. Assuming, for example, a 1-for-10 Reverse Split, the number of shares covered by outstanding options will be reduced to one-tenth the number currently issuable, and the exercise price of outstanding options will be increased by 10 times the current exercise price, rounded up to the nearest cent.
No Fractional Shares
No fractional shares of common stock will be issued in connection with the Reverse Split. If as a result of the Reverse Split, a stockholder of record would otherwise hold a fractional share, one full share of Common Stock will be issued in lieu of the issuance of any such fractional share.
By approving the amendment to our amended and restated certificate of incorporation effecting the Reverse Split, stockholders will be approving the combination of any whole number of issued shares of our common stock between and including 5 and 30 shares into one share of common stock.
Accounting Matters
The par value of the shares of our common stock is not changing as a result of the implementation of the Reverse Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Split because there will be fewer shares of common stock outstanding.
Possible Disadvantages of Reverse Split
Even though the board of directors believes that the potential advantages of the Reverse Split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a Reverse Split:

•The reduced number of shares of our common stock resulting from a Reverse Split could adversely affect the liquidity of our common stock.
•A Reverse Split could result in a significant devaluation of our market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits.
•A Reverse Split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the Reverse Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the Reverse Split.
•There can be no assurance that the market price per new share of our common stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Split. For example, based on the closing market price of our common stock on March 4, 2024 of $0.6020 per share of common stock, if the stockholders approve this proposal and the board of directors selects and implements a Reverse Split ratio of 1-for-10, there can be no assurance that the post-split market price of our common stock would be $6.02 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of our common stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.
•While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.
•If the Reverse Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.
Procedure for Effecting Reverse Split
If our stockholders approve the Reverse Split, the Reverse Split would become effective at such time as it is deemed by our board of directors to be in the best interests of the Company and its stockholders and we file the amendment to our amended and restated certificate of incorporation with the Secretary of State of Delaware. Even if the Reverse Split is approved by our stockholders, our board of directors has discretion not to carry out or to delay in carrying out the Reverse Split. Upon the filing of the amendment, all of our old common stock will be converted into new common stock as set forth in the amendment.
As soon as practicable after the effective time of the Reverse Split, stockholders will be notified that the Reverse Split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the Reverse Split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the Reverse Split indicating the number of shares of common stock you hold.
If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “No Fractional Shares.”
Criteria to be Used for Decision to Apply the Reverse Split
In the event that approval for the Reverse Split is obtained, our board of directors will be authorized to proceed with the Reverse Split. If our stock closes at a bid price equal to or greater than $1.00 for the 10 business days prior to the Annual Meeting, our board of directors may delay its decision to execute the Reverse Split indefinitely. In that case, if at any time during the 12-month period following the Annual Meeting the stock price falls below $1.00 for a 30-day period and therefore fails to comply with the applicable Nasdaq Capital Market minimum listing requirements, then the Reverse Split may be executed as a cure for this condition.
No Dissenter’s Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to our proposed amendment to our amended and restated certificate of incorporation to effect the Reverse Split and we will not independently provide our stockholders with any such right.

Certain Material Federal Income Tax Consequences of the Reverse Split to U.S. Holders
The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to certain U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder and administrative rulings, court decisions and other legal authorities related thereto, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences to the stockholders described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. This summary, except for the discussion under “Information Reporting and Backup Withholding,” below is limited to stockholders who are U.S. Holders (as defined below).
The discussion below only addresses stockholders who hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). It does not address all aspects of U.S. federal income tax that may be relevant to a stockholder in light of such stockholder’s particular circumstances or to a stockholder subject to special rules, such as brokers or dealers in securities or foreign currencies, stockholders that are not U.S. Holders, regulated investment companies, real estate investment trusts, traders in securities who mark to market, banks, financial institutions or insurance companies, mutual funds, stockholders holding their stock through individual retirement or other tax-deferred accounts, tax-exempt organizations, stockholders holding their stock as “qualified small business stock” pursuant to Section 1202 of the Code or as Section 1244 stock for purposes of the Code, stockholders who acquired their stock in connection with the exercise of warrants, stock options or stock purchase plans or other employee plans or compensatory arrangements, stockholders whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders who hold their stock as part of an integrated investment (including a “straddle,” a pledge against currency risk, a hedge or other “constructive” sale or “conversion” transaction) comprised of shares of our common stock and one or more other positions, stockholders who exercise dissenters’ or appraisal rights, or stockholders who may have acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. In addition, this summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Split, including the tax consequences of the Reverse Split under state, local or non-U.S. tax laws, or under estate, gift, excise or other non-income tax laws, the alternative minimum tax or the Medicare contribution tax on net investment income, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Split (whether or not any such transactions are consummated in connection with the Reverse Split) including, without limitation, the tax consequences to holders of options, warrants or similar rights to acquire our common stock.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:
•an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our comment stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Split.
Our view regarding the tax consequences of the Reverse Split is not binding with the Internal Revenue Service (“IRS”) or the courts. We have not sought, and do not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE SPLIT ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Tax Consequences of the Reverse Split
We intend to treat the Reverse Split as a “recapitalization” for U.S. federal income tax purposes and that any rounding up of fractional shares to the next full share that may apply to a U.S. Holder will be solely to spare us the expense and inconvenience of issuing fractional shares and will not represent separately bargained for consideration paid to a U.S. Holder. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Split. A U.S. Holder’s aggregate tax basis in the shares of common stock received pursuant to the Reverse Split should equal the aggregate tax basis of the shares of common stock surrendered, and such U.S. Holder’s holding period for the shares of the common stock received should include the holding period for the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.
The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Split for them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.
Vote Required
The affirmative vote of holders of a majority of the total votes cast on the proposal will be required to approve the amendment of our amended and restated certificate of incorporation to effect a Reverse Split of our common stock at a ratio in the range of one-for-five to one-for-thirty, such ratio to be determined in the discretion of our board of directors. Abstentions are not treated as votes cast and, therefore, will have no effect. We have been advised that the Reverse Split Proposal will be a discretionary proposal considered routine under the rules of the New York Stock Exchange, which generally controls the ability of brokers to vote or not vote shares held in street name on certain matters, and thus will not result in broker non-votes.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Proxy Statement, Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, including the Notice, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or us. Direct your written request to us to Origin Materials, Inc., Attention: Investor Relations, 930 Riverside Parkway, Suite 10, West Sacramento, California 95605 or by telephone at (916) 231-9329. In the event a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address or phone number.
OTHER MATTERS

Fiscal Year 2023 Annual Report and SEC Filings
Our financial statements for our year ended December 31, 2023 are included in our Annual Report on Form 10-K. This Proxy Statement and our annual report are posted on our website at www.originmaterials.com under “Investors” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Origin Materials, Inc., Attention: Investor Relations, 930 Riverside Parkway, Suite 10, West Sacramento, California 95605.
*    *    *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

BY ORDER OF THE BOARD OF DIRECTORS

John Bissell	Rich Riley
Co-Chief Executive Officer	Co-Chief Executive Officer
West Sacramento, California	West Sacramento, California
March 22, 2024	March 22, 2024

Appendix A
FORM OF CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF ORIGIN MATERIALS, INC.
Origin Materials, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
FIRST: The original Certificate of Incorporation of Origin Materials, Inc. was filed with the Secretary of State of the State of Delaware on June 24, 2021 under the name Origin Materials, Inc. (the “Certificate of Incorporation”) and effective at 5:15 p.m. on June 24, 2021.
SECOND: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions approving and deeming advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”), as follows:
Paragraph A of Article IV of the Restated Certificate is hereby amended and restated to read in its entirety as follows:
“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 1,010,000,000 shares, consisting of (i) 1,000,000,000 shares of Common Stock, having a par value per share of $0.0001 and (ii) 10,000,000 shares of Preferred Stock, having a par value per share of $0.0001.
Effective as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***] (the “Effective Time”), each [five (5) / six (6) / seven (7) / eight (8) / nine (9) / ten (10) / eleven (11) / twelve (12) / thirteen (13) / fourteen (14) / fifteen (15) / sixteen (16) / seventeen (17) / eighteen (18) / nineteen (19) / twenty (20) / twenty-one (21) / twenty-two (22) / twenty-three (23) / twenty-four (24) / twenty-five (25) / twenty-six (26) / twenty-seven (27) / twenty-eight (28) / twenty-nine (29) / thirty (30)] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to one full share of post-Reverse Split Common Stock for such fractional share of Common Stock. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.”
THIRD: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

ORIGIN

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/ORGN** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-230-6295** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
	You must register to attend the meeting online by 5/2/2024 7:45 ET at www.proxydocs.com/ORGN

Origin Materials, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 11, 2024

DATE: Thursday, May 2, 2024
TIME: 7:45 AM, Eastern Time
PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ORGN for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John Bissell, Rich Riley, Matt Plavan, and Joshua Lee (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Origin Materials, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxydocs.com/ORGN.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Origin Materials, Inc.

Annual Meeting of Stockholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of three Class III directors;				
		FOR	WITHHOLD		
	1.01 John Bissell	☐	☐		FOR
	1.02 John Hickox	☐	☐		FOR
	1.03 Jim Stephanou	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratify the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for our fiscal year ending December 31, 2024;	☐	☐	☐	FOR
3.	Advisory approval of our executive compensation; and	☐	☐	☐	FOR
4.	Approval of the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio in the range of one-for-five to one-for-thirty, such ratio to be determined in the discretion of our board of directors.	☐	☐	☐	FOR

Note: In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You must register to attend the meeting online by 5/2/2024 7:45 ET at www.proxydocs.com/ORGN

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________